UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                  ------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                                January 31, 2006

                         Magellan Health Services, Inc.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                      1-6639              58-1076937
   (State or Other Jurisdiction       (Commission File       (IRS Employer
         of Incorporation)                 Number)          Identification No.)

            55 Nod Road
           Avon, Connecticut                                      06001
 (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (860) 507-1900

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

           On January 31, 2006, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 12, 2005, among Magellan Health Services, Inc. ("Magellan"), Magellan Sub Co. I, Inc., National Imaging Associates Inc. ("NIA"), a Delaware corporation, and TA IX L.P., a Delaware limited partnership as representative of the stockholders of NIA, Magellan Sub Co. I, Inc. (a wholly-owned subsidiary of Magellan) merged with and into NIA (the "Merger"). As a result of the Merger, Magellan became the owner of all outstanding shares of NIA, which will now operate as a wholly-owned subsidiary of Magellan.

           As consideration for its acquisition of NIA in the Merger, Magellan paid approximately $122 million in cash for NIA's shares, which was paid for the benefit of NIA's stockholders, after giving effect to cash acquired in the transaction. A portion of the purchase price will be held in escrow for a period after the closing of the Merger so as to be available to fund valid claims of indemnity Magellan may have against NIA for losses sustained as a result of any breach that may be found to have occurred of a representation, warranty or covenant made by NIA in or pursuant to the Merger Agreement, subject to certain limitations of time and amount on such indemnity claims.

           NIA is a radiology benefits management firm headquartered in Hackensack, New Jersey, which manages diagnostic imaging services on a non-risk basis for its customers to ensure that such services are clinically appropriate and cost effective.

           The Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. On January 31, 2006, Magellan issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits


Exhibit No.    Description
-----------    -----------

   2.1 Agreement and Plan of Merger, dated as of December 12, 2005, among Magellan Health Services, Inc., Magellan Sub Co. I, Inc., National Imaging Associates Inc. and TA IX L.P.

  99.1         Press Release, dated January 31, 2006

                                   SIGNATURES
                                   ----------

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MAGELLAN HEALTH SERVICES, INC.


                                          By:    /s/ Mark S. Demilio
                                                 -------------------------------
                                          Name:  Mark S. Demilio
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

Dated:  February 6, 2006

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.    Description
-----------    -----------

  2.1 Agreement and Plan of Merger, dated as of December 12, 2005, among Magellan Health Services, Inc., Magellan Sub Co. I, Inc., National Imaging Associates Inc. and TA IX L.P.

 99.1          Press Release, dated January 31, 2006